Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: July 16, 2009

MAXIMUS HOLDINGS INC.

By:	/s/ Brad MacMillin
Name:	Brad MacMillin
Title:	Secretary

MAXIMUS INC.

By:	/s/ Brad MacMillin
Name:	Brad MacMillin
Title:	Secretary

STG UGP, LLC

By:	/s/ Brad MacMillin
Name:	Brad MacMillin
Title:	Authorized Person

STG III GP, L.P.
By:	STG UGP, LLC, its general partner

By:	/s/ Brad MacMillin
Name:	Brad MacMillin
Title:	Authorized Person

STG III, L.P.
By:	STG III GP, L.P., its general partner
By:	STG UGP, LLC, its general partner

By:	/s/ Brad MacMillin
Name:	Brad MacMillin
Title:	Authorized Person

STG III-A, L.P.
By:	STG III GP, L.P., its general partner
By:	STG UGP, LLC, its general partner

By:	/s/ Brad MacMillin
Name:	Brad MacMillin
Title:	Authorized Person

DR. ROMESH WADHWANI

By:	/s/ Brad MacMillin
Name:	Brad MacMillin
Title:	Authorized Person